De Joya Griffith & Company, LLC
                    Certified Public Accountants & Consultants
                          2425 W. Horizon Ridge Parkway
                            Henderson, Nevada 89052

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INDEPENDENT AUDITORS' CONSENT

We consent to the use of NorthTech Corporation on Form SB-2 of our Auditors' Report, dated September 21, 2005, on the balance sheet of NorthTech Corporation as of July 31, 2005 and the related statement of income and accumulated deficit from May 13, 2005, date of inception, to July 31, 2005, changes in stockholders'equity, and cash flows for the period ended July 31, 2005.

/s/ De Joya Griffith & Company, LLC
October 4, 2005
Las Vegas, Nevada
















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          Telephone (702) 563-1600 - Facsimile (702) 920-8049